UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported by Entravision Communications Corporation (the “Company”) on Form 8-K filed on January 21, 2015, Philip C. Wilkinson resigned as a director of the Company. On February 27, 2015, in accordance with the terms of the Company’s Second Amended and Restated Certificate of Incorporation, Mr. Wilkinson’s shares of the Company’s Class B common stock (which have ten votes per share) were converted into shares of the Company’s Class A common stock (which have one vote per share). As a result of this conversion by Mr. Wilkinson, the voting power of the shares of Class B common stock beneficially owned by Walter Ulloa, the Company’s Chairman and Chief Executive Officer, have automatically increased from approximately 46.3% to approximately 54.1%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: March 4, 2015	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer